UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 1, 2010
DIEBOLD, INCORPORATED
(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio	44720-8077

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 490-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On February 3, 2010, Diebold, Incorporated issued a news release announcing its results for the fourth quarter and full-year of 2009. The news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
Item 2.05 Costs Associated with Exit or Disposal Activities
In December 2009, the company began to implement a workforce reduction of 350 employees, which primarily affects the Company’s Canton, Ohio area facilities, and represents approximately 4% of the Company’s North America workforce. The majority of affected employees were notified beginning on February 1, 2010. Affected employees will be eligible to receive severance payments and continuation of medical insurance under COBRA. The Company is undertaking the workforce reduction as part of its ongoing cost reduction efforts, and expects to see the benefit of these cost reductions beginning in the second quarter of 2010. The Company expects to complete this workforce reduction no later than the end of 2010.
As a result of this workforce reduction, the Company currently estimates total charges of approximately $10 million to $15 million related to one-time severance benefits and other associated expenses. The Company incurred approximately $10 million of these charges in the fourth quarter 2009 and anticipates the remaining charges to be incurred primarily in the first half of 2010. Substantially all charges will require cash payments in 2010.
The severance-related charge that the Company expects to incur in connection with the workforce reduction is subject to a number of assumptions, and actual results may differ. The Company may also incur other charges not currently contemplated due to events that may occur as a result of, or associated with, the workforce reduction.
This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the anticipated future charges and cash expenditures relating to the reduction in force. In particular, all of the charges in Item 2.05 of this Current Report are estimates and are therefore subject to change. These forward-looking statements give the company’s current expectations or forecasts and are based upon management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to the following: separation costs that differ from original estimates because of the timing of employee terminations and the amounts of related charges. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in its reports on Form 10-Q, 8-K and 10-K submitted to the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Exhibit Description

99.1	News Release of Diebold, Incorporated dated February 3, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIEBOLD, INCORPORATED
Date: February 3, 2010	By:	/s/ Bradley C. Richardson
Bradley C. Richardson
Executive Vice President and Chief Financial Officer (Principal Financial Officer)